Exhibit 99.1



                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE                                   Contact: Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer



                      NORTH FORK BANCORPORATION TO HOST ITS
                  SECOND ANNUAL INVESTOR AND ANALYST CONFERENCE
                       IN NEW YORK CITY ON OCTOBER 3, 2002


Melville, N.Y. - October 2, 2002 - North Fork Bancorporation, Inc. (NYSE: NFB) announced today that it will host its Second Annual Investor and Analyst Conference on October 3rd at the Waldorf Astoria in Manhattan beginning at 8:45 a.m. (EST). John Adam Kanas, Chairman, President and Chief Executive Officer will present a summary of recent company accomplishments and future initiatives. He will also introduce key members of North Fork's management team who will provide comments and perspective on their business lines. An independent firm will be giving their views of the New York Metropolitan area's economic trends with emphasis on the real estate industry.

     North Fork will host a Live Audio Webcast for interested parties to listen to and view the company presentations. The Live and Archived Webcast can be accessed via North Fork's website www.nortforkbank.com and click on Investor & Analyst Conference Webcast October 3, 2002. The archived webcast will be available for a period of at least 30 days.




                                       4